Exhibit 99.1

Tronox Incorporated Reports Preliminary

2006 First-Quarter Earnings

Oklahoma City, May 3, 2006 – Tronox Incorporated (NYSE: TRX, TRX.B) today reported preliminary results for the fiscal first quarter ended March 31, 2006.

Highlights

•      Earnings per share on income from continuing operations increased 87% in the first quarter of 2006, to $0.58 per diluted common share from $0.31 per share in the prior-year period.

•      Income from continuing operations rose to $23.6 million in the 2006 first quarter from $12.4 million in the 2005 period. The first-quarter results included $12.9 million after-tax income ($20.5 million pretax) as a result of the settlement of its lawsuit against the United States for contribution to the costs of perchlorate remediation at the company’s Henderson, Nev., site.

•      Net income was $20.6 million in the 2006 first quarter, compared with $4.0 million in the 2005 first quarter.

•      Improved uptime at three of the company’s five plants resulted in a production increase of approximately 3% in the 2006 first quarter.

•      Tronox Incorporated became an independent company following the completion of its separation from Kerr-McGee Corp. on March 30, 2006.

“We generated solid results in the first quarter of 2006, and I am very pleased with our company’s execution of our strategic plan,” said Thomas W. Adams, Tronox chairman and chief executive officer. “During the quarter, we achieved improved uptime, successfully demonstrating our ability to increase capacity through low-cost organic growth. As an independent company, we now are able to focus all of our employees on the key metrics that drive profitability in an inorganic chemical business.”

Results of Operations

Tronox reported income from continuing operations for the 2006 first quarter of $23.6 million ($0.58 per diluted common share), compared with income from continuing operations in the prior-year period of $12.4 million ($0.31 per diluted common share). The increase was primarily due to the first-quarter 2006 reimbursement from the United States for contribution to the costs of perchlorate remediation and the environmental charge recognized in the first quarter of 2005. This increase was partially offset by higher selling, general and administrative expenses consisting principally of increased compensation and benefit costs related primarily to stock-based awards and increased interest expense.

The company’s net income was $20.6 million ($0.50 per share) in the first quarter of 2006, compared with net income of $4.0 million ($0.10 per share) in the 2005 first quarter.

First-quarter 2006 sales were $336.2 million, an increase of 0.6%, compared with sales of $334.2 million in the prior-year period.

Adjusted EBITDA decreased to $61.2 million in the first quarter of 2006, compared with $65.8 million in the 2005 first quarter.

	Three Months Ended March 31,
(Millions of dollars, except
per-share amounts)	2006	2005
Income from Continuing Operations	$23.6	$12.4
Loss from Discontinued Operations	(3.0)	(8.4)
Net Income	$20.6	$4.0

Diluted Earnings Per Share (1)
Income from Continuing Operations	$0.58	$0.31
Loss from Discontinued Operations	(0.08)	(0.21)
Net Income	$0.50	$0.10

Adjusted EBITDA (2)	$61.2	$65.8

(1)    The initial public offering of Tronox Incorporated Class A common stock was completed on Nov. 28, 2005. For purposes of this presentation, earnings per share for the three months ended March 31, 2005, have been presented using the Tronox common shares outstanding as of Dec. 31, 2005.

(2)    Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that Adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate Adjusted EBITDA differently, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. A detailed reconciliation to the comparable GAAP financial measures can be found on page 10 of this news release and also can be found in the Investor Relations section of the company’s website at www.tronox.com/ir/index.htm.

Outlook

“Global economies continue to show signs of strength, with positive demand evident in Asia and Europe,” said Adams. “We remain optimistic that the North American spring and summer traditional coatings season will be strong.

“In the second quarter, high energy and process chemical costs from the first quarter will flow through our finished goods inventory, negatively impacting the cost of sales,” said Adams. “Based on our analysis, we expect these costs will decrease in the second half of 2006. We will continue to focus on mitigating these cost pressures through our active natural gas hedging program and our supply chain and manufacturing excellence initiatives.”

 As a stand-alone company, Tronox will incur certain incremental costs associated with running a public company and estimates selling, general and administrative expenses for the year will be approximately $130 million to $135 million. Tronox also estimates 2006 interest expense will increase by approximately $28 million to $32 million over 2005 interest expense of $17 million.

Adoption of FAS No. 123R

Tronox adopted Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (FAS No. 123R), effective Jan. 1, 2006, using the modified prospective method, which requires that compensation expense be recorded for all unvested share-based compensation awards at the beginning of the first quarter of adoption. In connection with the distribution from Kerr-McGee, Tronox stock-based awards were issued to employees who held Kerr-McGee stock-based awards, resulting in the issuance of approximately 1.5 million shares of restricted stock or options to purchase Tronox Class A common stock.

Including the impact of adopting the new standard and the effects of the conversion of grants, stock-based compensation expense in the first quarter of 2006 totaled $4.0 million ($2.5 million after tax). The first-quarter expense includes the immediate recognition of compensation cost associated with Kerr-McGee awards held by Tronox retirement-eligible employees that vested on the distribution date. For other employees, stock-based compensation cost is recognized over the service period necessary to earn the award, generally three years. Following the provisions of this standard, for the balance of the 2006 year, Tronox expects to recognize $4.5 million to $5.5 million of stock-based compensation expense, pretax.

Pigment Segment Results

Tronox’s pigment sales for the first quarter of 2006 totaled $309.0 million, consistent with the prior-year quarter sales of $310.8 million.

Pigment production volumes increased approximately 3% in the 2006 first quarter to 150,800 tonnes, compared with 146,600 tonnes in the prior-year period.

Pigment operating profit in the 2006 first quarter was $25.7 million, compared with $31.7 million for the 2005 first quarter. The reduction in operating profit primarily was due to higher selling, general and administrative expenses consisting principally of increased compensation and benefit costs related primarily to stock-based awards including the FAS No. 123R adoption.

Electrolytic and Other Chemical Segment Results

Electrolytic and other chemical sales for the 2006 first quarter were $27.2 million, compared with $23.4 million in the 2005 period. The increase was due to improved pricing and volumes.

Electrolytic and other chemical operating profit for the 2006 first quarter was $21.8 million, compared with a loss of $8.7 million in the first quarter of 2005. The increase in operating profit was due to the settlement of the litigation with the United States in the first quarter of 2006 and the environmental charge recognized in the first quarter of 2005.

Debt, Other Liabilities and Cash Balances

 Tronox had debt outstanding of $549.5 million and cash and cash equivalents of $57.3 million at March 31, 2006. Tronox had no amount outstanding under its $250 million revolving credit facility as of March 31, 2006.

As of March 31, 2006, environmental reserves were $216.5 million, a $7.2 million decline from Dec. 31, 2005.

Conference Call

Tronox will hold a conference call today at 11 a.m. EDT to discuss its first-quarter 2006 financial and operating results and expectations for the future. Interested parties may listen to the call via Tronox’s website at www.tronox.com or by calling 1-866-356-3093 in the United States, or 1-617-597-5381 outside the United States. The code for both dial-in numbers will be #49753865. A replay of the call will be available for 48 hours at 1-888-286-8010 in the United States or 1-617-801-6888 outside the United States. The code for the replay will be #98340009. The webcast will be archived for 30 days on the company’s website.

About Tronox

Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 624,000 tonnes. Titanium dioxide pigment is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to more than 1,100 customers in approximately 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide. For information on Tronox, visit www.tronox.com.

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Forward-Looking Statements:  Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s Annual Report available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.

Media Contact:	Debbie Schramm
Direct: 405-775-5177
Cell: 405-830-6937
debbie.schramm@tronox.com

Investor Contact:	Robert Gibney
Direct: 405-775-5105
robert.gibney@tronox.com

06-14

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES

Preliminary and Unaudited

	First Quarter Ended March 31,
(Millions of dollars, except per-share amounts)	2006	2005
Consolidated Statement of Operations
Net sales	$336.2	$334.2
Cost of sales	276.0	272.3
Gross Margin	60.2	61.9
Selling, general and administrative expenses	35.7	28.2
Provision for environmental remediation and restoration, net of reimbursements	(20.5)	10.9
	45.0	22.8
Interest and debt expense	(12.0)	—
Other income (expense)	4.4	(5.0)
Income from Continuing Operations before Income Taxes	37.4	17.8
Income Tax Provision	(13.8)	(5.4)
Income from Continuing Operations	23.6	12.4
Loss from Discontinued Operations, net of taxes	(3.0)	(8.4)
Net Income	$20.6	$4.0

Income (Loss) per Common Share
Basic -
Continuing operations	$0.58	$0.31
Discontinued operations	(0.07)	(0.21)
Net income	$0.51	$0.10
Diluted -
Continuing operations	$0.58	$0.31
Discontinued operations	(0.08)	(0.21)
Net income	$0.50	$0.10

Weighted average shares outstanding (thousands) (a)
Basic	40,375	40,369
Diluted	40,901	40,369

(a) The shares outstanding for 2005 have been presented on a pro forma basis. This reflects the Class B common stock retroactively adjusted for the recapitalization for the full year and assumes the Class A common stock that was issued in November 2005 in connection with the IPO was outstanding for the entire year.

	First Quarter Ended March 31,
(Millions of dollars)	2006	2005
Segment Information
Net sales
Pigment	$309.0	$310.8
Electrolytic and other chemical products	27.2	23.4
Total	$336.2	$334.2

Operating profit
Pigment	$25.7	$31.7
Electrolytic and other chemical products	21.8	(8.7)
	47.5	23.0

Expenses of nonoperating sites	(2.5)	(0.2)
Total operating profit	45.0	22.8

Interest and debt expense	(12.0)	—
Other income (expense)	4.4	(5.0)
Income tax provision	(13.8)	(5.4)
Loss from discontinued operations, net of taxes	(3.0)	(8.4)
Net Income	$20.6	$4.0

	At March 31, 2006	At December 31, 2005
Selected Balance Sheet Information
Cash and Cash Equivalents	$57.3	$69.0
Current Assets	787.2	779.4
Total Assets	1,889.6	1,758.3
Current Liabilities	369.9	375.0
Long-term Debt	547.5	548.0
Business / Stockholders’ Equity	515.4	489.0

Shares outstanding at period-end (thousands)	41,319	40,776

	First Quarter Ended March 31,
(volumes and capacity in thousands of tonnes)	2006	2005
Selected Information
Titanium Dioxide Operating Statistics
Production volumes
100% owned facilities	123.2	120.2
50% owned production - Tiwest joint venture	13.8	13.2
Total Tronox production	137.0	133.4
Product purchased from Tiwest joint venture partner	13.8	13.2
Total production marketed by Tronox	150.8	146.6

Annual production capacity
100% owned facilities	128.5	128.5
50% owned production - Tiwest joint venture	13.7	13.7
Total Tronox production capacity	142.2	142.2
Production capacity of Tiwest joint venture partner	13.7	13.7
Total production capacity available for Tronox to market	155.9	155.9

Percentage change in average TiO2 selling price in U.S. dollars
Q1, 2006 vs. Q4, 2005	1.6%

(millions of dollars)
Selected Cash Flow Information
Net cash provided by operating activities	$13.5	$88.2
Depreciation and amortization	24.5	26.8
Capital expenditures	21.8	11.8

	First Quarter Ended March 31,
(Millions of dollars)	2006	2005
Adjusted EBITDA
Net income	$20.6	$4.0
Interest and debt expense	12.0	—
Net interest expense on borrowings with affiliates and interest income (a)	(0.7)	3.1
Income tax provision	12.0	0.9
Depreciation and amortization expense	24.5	26.8
EBITDA	68.4	34.8

Loss from discontinued operations	4.8	12.9
Provision for environmental remediation and restoration, net of reimbursements	(20.5)	10.9
Noncash charges constituting:
Loss on sales of accounts receivable	—	2.8
Write-downs of property, plant and equipment and other assets	0.1	—
Other items	8.4	4.4
Adjusted EBITDA	$61.2	$65.8

(a) Included as a component of Other income (expense) in the company’s consolidated statement of operations.

Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate adjusted EBITDA differently, this presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.